Exhibit 99.1

Webcast Notification Release

Webcast Alert: Nano-Proprietary, Inc. announces its May 9, 2007 Investor Conference Call and Webcast

Austin, Texas, May 7, 2007 /PRNewswire-FirstCall/ -- Nano-Proprietary, Inc. (OTC: NNPP) announces a Conference Call and Webcast, with the details described below.

What:	Nano-Proprietary, Inc. Investor Conference Call and Webcast to discuss the current status of business opportunities and recent developments.

When:	Wednesday, May 9, 2007 at 12:00 p.m. EDT. A replay of the webcast will be available until June 30, 2007.

Where:
Website link will be available at www.nano-proprietary.com under
“Investor information” or at
 http://www.videonewswire.com/event.asp?id=39733

Participants who wish to call should call (785) 830 - 7975.

How:	Live over the Internet -- Simply log on to the web at the address above, or by using the link at Nano-Proprietary’s website or dial (785) 830 - 7975 and use the conference ID: NNPP.

Contact:	Doug Baker, (248) 391 -0612

Nano-Proprietary, Inc. is a holding company with two operating subsidiaries. Applied Nanotech Inc. is a premier research and development organization dedicated to developing applications for nanotechnology with an extremely strong position in the field of electron emission applications from carbon film/nanotubes. Electronic Billboard Technology, Inc. (EBT) participates in the electronic digitized sign technology market. Nano-Proprietary's website is: www.nano-proprietary.com

(Minimum Requirements to listen to broadcast:
The Windows Media Player software, downloadable free from
http://www.microsoft.com/windows/windowsmedia/EN/default.asp and at least a
28.8Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to webcastsupport@tfprn.com.)